UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2006

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 2, 2006, Praxair, Inc. (the “Company”) issued $400 million aggregate principal amount of 5.375% notes due 2016 (the “Notes”).  The Notes were sold in a registered offering under the Securities Act of 1933, pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on December 19, 2002. The material terms of the Notes are described in the Company’s prospectus supplement dated October 30, 2006 filed with the SEC on October 31, 2006.

In connection with the issuance of the Notes, the Company entered into a Terms Agreement dated October 30, 2006 (the “Terms Agreement”) with Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as underwriters acting on their behalf and on behalf of other underwriters (the “Underwriters”). Pursuant to and subject to the terms and conditions of the Terms Agreement, the Underwriters agreed to purchase the Notes from the Company for resale in the registered offering. The Terms Agreement is filed as Exhibit 1 to this Form 8-K.

In connection with the Notes offering, Cahill Gordon & Reindel provided certain legal opinions to the Company that are filed as Exhibit 5 to this Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1	Terms Agreement dated October 30, 2006.

5	Opinion of Cahill Gordon & Reindel

23	Consent of Cahill Gordon & Reindel (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date	: November 3, 2006	By:	/s/ James T. Breedlove
James T. Breedlove
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1	Terms Agreement dated October 30, 2006

5	Opinion of Cahill Gordon & Reindel

23	Consent of Cahill Gordon & Reindel (included in Exhibit 5).